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                                                                Exhibit 10.73

                          SECOND AMENDMENT TO LEASE


     THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is entered into effective as of March 15, 1995, by and between BGR ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP ("Lessor"), and CHIRON CORPORATION, a Delaware corporation ("Lessee"), with reference to the following facts:

     A. Lessor and Lessee are parties to that certain Lease dated December 17, 1984, entered into by Lessor and Lessee's predecessor, Cetus Corporation, as amended by an Amendment to Lease dated February 1, 1986 (as so amended, the "Lease"). The property covered by the Lease is located in Emeryville, California, and is more particularly described in the Lease.

     B. Lessor, Lessee and certain other parties related to Lessor have entered into that certain Option Agreement of even date herewith (the "Option Agreement"), pursuant to which Lessor has been granted to Lessee the option, subject to the terms and conditions of the Option Agreement, to purchase the property covered by the Lease as well as other property in the vicinity thereof. As provided for in Section 5.a of the Option Agreement, Lessee has agreed to waive certain rights to terminate the Lease as part of the consideration to Lessor for granting such option to Lessee.

     C. Lessor and Lessee are entering into this Second Amendment pursuant to Section 5.d of the Option Agreement to further evidence Lessee's waiver of termination rights as provided for in the Option Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree as follows (capitalized terms used herein but not herein defined shall have the meaning ascribed to them in the Lease):

     1. AMENDMENT OF PARAGRAPH 3.2. As provided in the Option Agreement, Lessee has irrevocably waived and relinquished its right under Paragraph 3.2 of the Lease to terminate the Lease as of June 30, 1996, and June 30, 1998; and in furtherance of the foregoing, Lessor and Lessee hereby amend
Paragraph 3.2 of the Lease by deleting therefrom the words "second, fourth, sixth, eighth" in the third sentence of said paragraph, which sentence begins in the tenth (10th) line of said paragraph with the phrase "Notwithstanding anything to the contrary in this Lease, ..."



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     2.  STATUS OF LEASE.  Except as amended hereby, the Lease remains unamended; and as amended hereby, the Lease and all the terms and conditions thereof remain in full force and effect.

     3. COUNTERPARTS. This Second Amendment may be executed in multiple counterparts, each of which shall constitute an original hereof, and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Second Amendment as of the date first set forth above.


LESSEE:                                 LESSOR:

CHIRON CORPORATION,                     BGR ASSOCIATES, A CALIFORNIA
a Delaware corporation                  LIMITED PARTNERSHIP


By:  ___________________________        By:  _____________________________
                                             Richard K. Robbins
Its: ___________________________             Managing General Partner


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